Exhibit 10.4

SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made on the 26th day of July 2013

THE PARTIES TO THIS AGREEMENT ARE AS FOLLOWS:

EKATERINI LANARA, residing at 5 Impasse de la Fontaine, 98000 Monaco (“Shareholder A”);

DIMITRIOS SOURAVLAS, residing at 31 Avenue Princesse Grace, 98000 Monaco (“Shareholder B”);

Hereinafter called Shareholders of:

STALWART TANKERS INC., a company incorporated under the laws of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (“the Company”)

WHEREBY IT IS AGREED as follows:

Shareholder A and Shareholder B hereby agree to act together concerning the operation and management of the Company.

IN WITNESS of which the parties have signed this Agreement the day, month and year first above written.

Signature:	/s/ Ekaterini Lanara

EKATERINI LANARA

Signature:	/s/ Dimitrios Souravlas

DIMITRIOS SOURAVLAS